Exhibit 10.1

Execution Version

WAIVER

This Waiver (“Waiver”) is entered into as of November 10, 2009 by and among Select Comfort Corporation (the “Company”), JPMorgan Chase Bank, National Association, as Administrative Agent and Collateral Agent, Bank of America, N.A., as Syndication Agent, and the financial institutions signatories hereto as lenders (the “Lenders”).

RECITALS

A.            The undersigned are parties to that certain Credit Agreement dated as of June 9, 2006, as amended pursuant to Amendment No. 1 to Credit Agreement dated as of June 28, 2007, Amendment No. 2 to Credit Agreement dated as of February 1, 2008, Amendment No. 3 to Credit Agreement dated as of May 30, 2008, Amendment No. 4 to Credit Agreement dated as of December 2, 2008, Amendment No. 5 to Credit Agreement dated as of January 2, 2009, Amendment No. 6 to Credit Agreement dated as of January 15, 2009 (“Amendment No. 6”), Amendment No. 7 to Credit Agreement dated as of January 31, 2009, Amendment No. 8 to Credit Agreement dated as of February 28, 2009, Amendment No. 9 to Credit Agreement dated as of April 18, 2009, Amendment No. 10 to Credit Agreement dated as of May 8, 2009, Amendment No. 11 to Credit Agreement dated as of May 22, 2009 (“Amendment No. 11”), Amendment No. 12 to Credit Agreement dated as of September 4, 2009, and Amendment No. 13 to Credit Agreement dated as of September 22, 2009 (the “Credit Agreement”).  Unless otherwise specified herein, capitalized terms used in this Waiver shall have the meanings ascribed to them by the Credit Agreement.

B.            The Company has requested that the Administrative Agent and the Lenders grant a limited waiver with respect to the Credit Agreement.

C.            The Administrative Agent and the undersigned Lenders are willing to grant such waiver on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.             Limited Waiver.  Upon satisfaction of the conditions to effectiveness set forth in paragraph 3 below, the Administrative Agent and the Lenders signatory hereto hereby waive the Company’s (i) breach of Section 5.01(a) of the Credit Agreement occasioned by its delivery of an audit for fiscal year 2008 with a “going concern” qualification, (ii) breach of Section 6.09 of the Credit Agreement for the respective fiscal period ending on or about December 31, 2008 and other applicable fiscal periods ending on or prior to a Waiver Termination Event, (iii) breach of Section 6.10 of the Credit Agreement for the respective fiscal period ending on or about March 31, 2009 and other applicable fiscal periods ending on or prior to a Waiver Termination Event, and (iv) breach of the financial covenant set forth in Section 6.12 of the Credit Agreement for the fiscal period ending on or about December 31, 2008 and other applicable fiscal periods ending on or prior to a Waiver Termination Event, provided such waivers shall expire on the occurrence of any Waiver Termination Event, and upon such expiration the terms and provisions of Sections 5.01(a), 6.09, 6.10 and 6.12 of the Credit Agreement shall be effective with the same force and effect under the Credit Agreement as if such waivers had not been given.  As used in this paragraph 1, “Waiver Termination Event” means the earliest to occur of (A) 5 p.m. Chicago time on November 17, 2009, and (B) if at any time Capital Expenditures for the period commencing on the first day of the fiscal month for January, 2009 through the date of determination exceeds $4,000,000 in the aggregate.

2.             Representations and Warranties of the Company.  The Company and each Subsidiary Guarantor represents and warrants that:

(a)           Its execution, delivery and performance of this Waiver has been duly authorized by all necessary corporate action and this Waiver is its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)           Each of the representations and warranties contained in the Credit Agreement and the other Credit Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof (except any such representation or warranty that expressly relates to or is made expressly as of a specific earlier date, in which case such representation or warranty shall be true and correct with respect to or as of such specific earlier date).

(c)           After giving effect to this Waiver, no Default has occurred and is continuing.

3.             Effective Date.  This Waiver shall become effective upon receipt by the Administrative Agent of (i) duly executed counterparts of this Waiver from the Company, the Subsidiary Guarantors and the Required Lenders, (ii) the Reaffirmation of Guaranty in the form attached hereto as Exhibit A executed by each of the Subsidiary Guarantors, (iii) payment to the Administrative Agent, in immediately available funds for the ratable benefit of the Lenders, of an amendment and waiver fee of $25,000, which fee shall be deemed fully earned and nonrefundable on the Effective Date, and (iv) payment of all other fees due the Administrative Agent, including, without limitation, all fees and out-of-pocket costs and expenses of counsel to the Administrative Agent and of the financial advisor retained by its counsel invoiced through the date hereof.

4.             Reference to and Effect Upon the Credit Agreement.

(a)           Except as specifically amended above, the Credit Agreement and the other

Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.  Without limiting the generality of the foregoing, the Company hereby reaffirms its obligations under paragraph 4(b) of Amendment No. 6 with respect to the deposit into a cash collateral account with the Collateral Agent of any federal or state income tax refunds received hereafter by or for the benefit of the Company or any Subsidiary Guarantor, and its obligations under Section 6.16, as amended by Amendment No. 11.

(b)           The execution, delivery and effectiveness of this Waiver shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Credit Document, nor constitute a waiver of any provision of the Credit Agreement or any Credit Document, except as specifically set forth herein.  Upon the effectiveness of this Waiver, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

5.             Release of Claims and Waiver.  Each of the Company and the Subsidiary Guarantors hereby releases, remises, acquits and forever discharges each of the Lenders and such Lender’s employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Waiver, the Collateral, the Loans, the Credit Agreement, or the other Credit Documents (all of the foregoing hereinafter called the “Released Matters”).  Each of the Company and the Subsidiary Guarantors acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Each of the Company and the Subsidiary Guarantors represents and warrants to the Lenders that it has not purported to transfer, assign or otherwise convey any right, title or interest of the Company or the Subsidiary Guarantors in any Released Matter to any other person and that the foregoing constitutes a full and complete release of all Released Matters.

6.             Costs and Expenses.  The Company hereby affirms its obligations under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable costs and out-of-pocket expenses paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Waiver, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

7.             Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York (without regard to conflict of law provisions thereof).

8.             Headings.  Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purposes.

9.             Counterparts.  This Waiver may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Waiver as of the date and year first above written.

SELECT COMFORT CORPORATION,
Borrower

By	/s/ James C. Raabe
Name:	James C. Raabe
Title:	CFO

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, individually as a Lender, as
Administrative Agent and as Collateral Agent

By	/s/ Patricia S. Carpen
Name:	Patricia S. Carpen
Title:	Vice President

BANK OF AMERICA, N.A., individually as a
Lender and as Syndication Agent

By
Name:
Title:

CITICORP USA, INC., as a Lender

By	/s/ Sugam Mehta
Name:	Sugam Mehta
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By	/s/ Troy Jefferson
Name:	Troy Jefferson
Title:	Vice President

BRANCH BANKING AND TRUST CO., as a
Lender

By
Name:
Title:

EXHIBIT A

REAFFIRMATION OF GUARANTY

Each of the undersigned hereby acknowledges receipt of a copy of the Waiver (“Waiver”) dated as of November 10, 2009, and reaffirms its obligations under the Subsidiary Guaranty dated as of June 9, 2006 in favor of JPMorgan Chase Bank, National Association, as Administrative Agent, and the Lenders (as defined in the Waiver).

Dated as of November 10, 2009

SELECT COMFORT RETAIL CORPORATION

By	/s/ James C. Raabe
Name:	James C. Raabe
Title:	CFO

SELECT COMFORT CANADA HOLDING INC.

By	/s/ James C. Raabe
Name:	James C. Raabe
Title:	CFO

SELECTCOMFORT.COM CORPORATION

By	/s/ James C. Raabe
Name:	James C. Raabe
Title:	CFO